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EXHIBIT 99.2

MOLSON INC.

CONSOLIDATED STATEMENTS OF EARNINGS—UNAUDITED

	Three months ended December 31		Nine months ended December 31
	2004	2003	2004	2003
	(In millions of Canadian dollars, except per share amounts)
Sales and other revenues	$870.2	$877.0	$2,702.1	$2,743.2
Brewing excise and sales taxes	247.0	253.7	729.5	742.5

Net sales revenue	623.2	623.3	1,972.6	2,000.7

Costs and expenses
Cost of sales, selling and administrative costs	500.1	493.6	1,562.1	1,523.8
Impairment charge (note 3)	—	—	210.0	—
Merger related costs and provisions for rationalization (note 4)	44.1	—	63.5	36.3

	544.2	493.6	1,835.6	1,560.1

Earnings before interest, income taxes and amortization	79.0	129.7	137.0	440.6
Amortization of capital assets	16.3	14.4	51.6	48.4

Earnings before interest and income taxes	62.7	115.3	85.4	392.2
Net interest expense	23.6	22.3	66.5	70.0

Earnings before income taxes	39.1	93.0	18.9	322.2
Income tax expense	31.2	50.5	116.9	139.1

Earnings (loss) before minority interest	7.9	42.5	(98.0)	183.1
Minority interest	9.8	1.1	66.1	11.7

Net earnings (loss)	$17.7	$43.6	$(31.9)	$194.8

Net earnings (loss) per share
Basic	$0.14	$0.34	$(0.25)	$1.53
Diluted	$0.14	$0.34	$(0.25)	$1.52

The accompanying notes to the consolidated financial statements are an integral part of these statements.

MOLSON INC.

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS—UNAUDITED

	Nine months ended December 31,
	2004	2003
	(In millions of Canadian dollars)
Retained earnings—beginning of year	$818.5	$676.8
Change in accounting policy (note 2)	—	(3.7)

Retained earnings—beginning of year, as restated	818.5	673.1
Net earnings (loss)	(31.9)	194.8
Cash dividends declared	(56.4)	(50.5)
Stock dividends declared	(1.1)	(2.9)
Excess of share repurchase price over weighted-average stated capital (note 7)	—	(20.4)

Retained earnings—end of period	$729.1	$794.1

The accompanying notes to the consolidated financial statements are an integral part of these statements.

MOLSON INC.

CONSOLIDATED BALANCE SHEETS

	December 31 2004	March 31 2004
	(Unaudited)
	(In millions of Canadian dollars)
Assets
Current Assets
Cash	$24.7	$21.2
Accounts receivable	277.8	167.3
Inventories	162.4	177.4
Prepaid expenses	11.2	64.3

	476.1	430.2
Investments and other assets	130.6	129.7
Property, plant and equipment, net	974.2	1,022.4
Intangible assets, excluding goodwill (note 3)	1,476.3	1,558.7
Goodwill (note 3)	656.6	789.6

	$3,713.8	$3,930.6

Liabilities
Current liabilities
Accounts payable and accruals	$504.9	$459.8
Provision for rationalization costs (note 4)	1.3	—
Income taxes payable	24.9	29.0
Dividends payable	19.2	17.8
Future income taxes	196.9	171.8
Current portion of long-term debt (note 6)	458.5	347.0

	1,205.7	1,025.4
Long-term debt (note 6)	584.6	788.4
Deferred liabilities	297.4	359.1
Future income taxes	417.9	400.2
Minority interest	70.8	138.1

	2,576.4	2,711.2

Shareholders' equity
Capital stock (note 7)	739.5	732.3
Contributed surplus	13.9	8.9
Retained earnings	729.1	818.5
Unrealized translation adjustments	(345.1)	(340.3)

	1,137.4	1,219.4

	$3,713.8	$3,930.6

The accompanying notes to the consolidated financial statements are an integral part of these statements.

MOLSON INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS—UNAUDITED

	Three months ended December 31		Nine months ended December 31
	2004	2003	2004	2003
	(In millions of Canadian dollars)
Operating activities
Net earnings (loss)	$17.7	$43.6	$(31.9)	$194.8
Impairment charge (note 3)	—	—	210.0	—
Merger related costs and provisions for rationalization (note 4)	44.1	—	63.5	36.3
Amortization of capital assets	16.3	14.4	51.6	48.4
Future income taxes	9.9	23.5	31.3	54.5
Minority interest	(9.8)	(1.1)	(66.1)	(11.7)
Funding of deferred liabilities less than (in excess of) expense	(34.7)	3.0	(71.9)	(35.9)
Used for working capital	(6.6)	(67.8)	(10.9)	(120.5)
Merger and rationalization costs	(21.0)	(4.3)	(22.4)	(11.1)
Other	(0.9)	1.4	(0.7)	(2.8)

Cash provided from operating activities	15.0	12.7	152.5	152.0

Investing activities
Additions to property, plant and equipment	(19.4)	(25.4)	(33.7)	(46.9)
Additions to investments and other assets	(1.3)	(2.4)	(6.6)	(6.1)
Proceeds from disposal of property, plant and equipment	1.0	0.7	4.6	16.1
Proceeds from disposal of investments and other assets	2.4	0.8	2.9	4.1

Cash used for investing activities	(17.3)	(26.3)	(32.8)	(32.8)

Financing activities
Increase in long-term debt	140.3	113.0	398.8	458.3
Reduction in long-term debt	(92.0)	(78.4)	(488.6)	(547.8)
Securitization of accounts receivable	(23.0)	(31.0)	25.0	44.0
Shares repurchased (note 7)	—	—	—	(24.6)
Cash dividends paid	(18.6)	(16.6)	(54.8)	(47.7)
Proceeds from the exercise of stock options	1.7	2.0	5.7	11.5
Other	—	0.1	0.2	0.1

Cash provided from (used for) financing activities	8.4	(10.9)	(113.7)	(106.2)

Increase (decrease) in cash from continuing operations	6.1	(24.5)	6.0	13.0
Increase (decrease) in net cash from discontinued operations (note 9)	0.6	(7.2)	(1.8)	(6.4)

Increase (decrease) in cash	6.7	(31.7)	4.2	6.6
Effect of exchange rate changes on cash	(0.7)	—	(0.7)	0.1
Cash, beginning of period	18.7	50.6	21.2	12.2

Cash, end of period	$24.7	$18.9	$24.7	$18.9

The accompanying notes to the consolidated financial statements are an integral part of these statements.

MOLSON INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended December 31, 2004 and 2003
(In millions of Canadian dollars, except share and per share amounts)

Note 1. Significant Accounting Policies

        These interim consolidated financial statements are expressed in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies as outlined in note 1 of the consolidated financial statements for the year ended March 31, 2004, except as noted below. They do not conform in all respects with disclosures required for annual financial statements and should be read in conjunction with the audited consolidated financial statements for the year ended March 31, 2004 of Molson Inc.'s 2004 Annual Report. These financial statements differ in certain respects from those prepared in accordance with United States generally accepted accounting principles (U.S. GAAP) and do not provide all disclosures required in accordance with U.S. GAAP. These differences are described in Note 12.

Note 2. Change in Accounting Policies

        Effective April 1, 2004, the Corporation adopted the Canadian Institute of Chartered Accountants ("CICA") Accounting Guideline 13 "Hedging Relationships", which establishes certain conditions regarding when hedge accounting may be applied. The relevant hedging relationships will be subject to an effectiveness test on a regular basis for reasonable assurance that it is and will continue to be effective. Under these rules, any derivative instrument that does not qualify for hedge accounting will be reported on a mark-to-market basis in earnings.

        Effective April 1, 2002, the Corporation adopted, on a prospective basis, the CICA Handbook section 3870 "Stock-Based Compensation and Other Stock-Based Payments". Effective April 1, 2003, the Corporation began to expense the cost of stock option grants, with a restatement of the prior period. The Corporation determines the cost of all stock options granted since April 1, 2002 using a fair value method. This method of accounting uses an option pricing model to determine the fair value of stock options granted and the amount is amortized over the period in which the related employee services are rendered. Opening retained earnings for fiscal 2004 was reduced by $3.7 reflecting the full year effect of fiscal 2003 stock option expense.

Note 3. Impairment Charge

        In the second quarter of fiscal 2005 the Corporation determined that the fair value of the Brazil intangible assets had decreased below book value. Accordingly, the Corporation recorded an impairment charge of $210.0 ($168.0 after minority interest) which reduced the goodwill by $130.0 ($104.0 after minority interest) and brand names by $80.0 ($64.0 after minority interest).

Note 4. Merger Related Costs and Provisions for Rationalization

        On July 21, 2004, the Corporation entered into an agreement with Adolph Coors Company ("Coors") to combine the two companies. As a result of the proposed merger, $8.0 in costs were incurred in the current quarter, $24.0 for the nine months ended December 31, 2004 and consist mainly of investment banking, legal and accounting fees. In addition, the Corporation recorded a charge for provisions for rationalization of $36.1, relating to the closure of the Queimados brewery and organization right-sizing including sales centres. The rationalization provision includes $24.1 to write-down fixed assets and $12.0 for severance, other closure costs related to the brewery closure and the sales centre right-sizing program as well as an accrual for additional labour contingencies relating to previously closed breweries in Brazil.

        During the first quarter of fiscal 2004, the Corporation recorded a charge of $43.3 relating to the closure of the Ribeirão Preto plant in Brazil represented by a $37.5 write-down of fixed assets to net recoverable amount and employee severance and other closure costs of $5.8. There is no remaining accrual.

        Also in the first quarter of fiscal 2004, the Corporation completed a sale of a residual property adjacent to the Barrie brewery. A pre-tax gain of $7.0 was recorded in the provision for rationalization line in the statement of earnings which is consistent with the original Barrie plant closure provision.

Note 5. Earnings per Share

        The following is a reconciliation of the weighted-average shares outstanding for basic and diluted earnings per share computations for net earnings (loss):

	Three months ended December 31		Nine months ended December 31
	2004	2003	2004	2003
Net earnings (loss)	$17.7	$43.6	$(31.9)	$194.8

Weighted average number of shares outstanding—(millions)
Weighted average number of shares outstanding—basic	127.8	127.2	127.7	127.0
Effect of dilutive securities	1.7	1.3	1.6	1.3

Weighted average number of shares outstanding—diluted	129.5	128.5	129.3	128.3

        The dilutive effect of outstanding stock options on earnings per share is based on the application of the treasury stock method. Under this method, the proceeds from the potential exercise of such stock options are assumed to be used to purchase Class A non-voting shares. During the current quarter of fiscal 2005, options to purchase 636,349 (fiscal 2004—620,575) Class A non-voting shares were not included in the calculation of diluted earnings per share as the exercise price exceeded the average market price of the shares in the three-month period. For the nine months ended December 31, 2004, no dilution impact was calculated due to the net loss incurred. In the nine-month period ended December 31, 2003, 620,575 Class A non-voting shares were not included in the diluted earnings per share calculation.

Note 6. Long-term Debt

        The floating rate note program is an agreement under which the Corporation and the placement agent may agree to issue debt under terms and conditions that are only determined at the time of placement of the debt. As such, the Corporation's term loan and the $200.0 floating rate notes are classified as current liabilities. It is the Corporation's intention to refinance this debt with either a new term loan or through the medium-term note program or other facility. On October 19, 2004, the one year $50.0 floating rate note matured and was refinanced using the term loan credit facility.

        The Corporation had a $50.0 364-day revolving credit facility that expired on September 14, 2004 which the Corporation did not renew. There were no amounts drawn on this facility.

        On September 16, 2004, a third party bank exercised its right to cancel the interest rate swap which converted $100.0 of the Corporation's floating rate note maturing September 16, 2005 to a fixed rate. The Corporation also has an interest rate swap for $100.0 which converted the Molson Canada debenture due June 2, 2008 with a fixed rate of 6.0% to a variable rate.

Note 7. Capital Stock

        The total number of Class A non-voting and Class B common shares outstanding at December 31, 2004 were 127,834,299 (127,282,671 at December 31, 2003) consisting of 107,977,477 (104,839,395 at December 31, 2003) Class A non-voting shares and 19,856,822 (22,443,276 at December 31, 2003) Class B common shares.

        For the three-month and nine-month periods ended December 31, 2004, and the three-month period ended December 31, 2003, the Corporation did not repurchase any Class A non-voting or Class B common shares. In the nine-month period ended December 31, 2003, the Corporation repurchased 751,000 Class A non-voting shares at prices ranging between $32.15 and $34.99 and no Class B common shares. In fiscal 2004, of the total amount of $24.6 repurchased, $4.2 was charged to capital stock based on the weighted-average stated capital with the excess of $20.4 being charged to retained earnings.

STOCK-BASED COMPENSATION

        The Corporation has a stock option plan for eligible employees and non-employee directors of the Corporation, under which Class A non-voting shares of the Corporation may be purchased at a price equal to the market price of the common shares at the date of granting of the option. The options vest over a period of two, three, four or five years and are exercisable for a period not to exceed ten years from the date of the grant. At December 31, 2004, there were 5,716,380 (2003—5,090,750) stock options outstanding and 929,101 (2003—2,028,013) stock options available for future grants. During the first nine months of fiscal 2005, the Corporation granted, less forfeitures, 977,900 (2004—855,725) stock options at exercise prices of $31.44 and $33.21 (2004—ranging between $32.31 and $36.96).

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the nine-month period: dividend yield of 1.4% (2003—1.6%); expected volatility of 24.7% (2003—25.5%), risk-free interest rate of 4.2% (2003—4.4%); and an expected life of 6 years (2003—6 years). The weighted average fair value of options granted in the nine-month period is $8.84 (2003—$9.29) per share.

        The Corporation has recorded $5.0 (2003—$4.0) related to stock option expense for the nine months ended December 31, 2004.

        The Corporation's contributions to the employee share ownership plan ("MESOP") of $1.3 (2003—$1.3) were charged to earnings during the nine-month period ended December 31, 2004.

        As at December 31, 2004, 136,449 (2003—161,371) Deferred Share Units ("DSU's") were outstanding. For the nine-month period ended December 31, 2004, $0.8 (2003—$0.4) was charged to earnings representing the accrual for services provided in the period which were paid with the issuance of DSU's.

Note 8. Segment Disclosures

        The Corporation's business is producing and marketing beer and other malt-based beverages. Its business units are located in three main geographic regions: Canada, Brazil and the United States.

        These segments are managed separately since they all require specific market strategies. The Corporation assesses the performance of each segment based on operating income or EBIT. Accounting policies relating to each segment are identical to those used for the purposes of the consolidated financial statements. Management of interest expense and income tax expense are centralized and, consequently, these expenses are not allocated among operating groups. Inter-segment revenues reflect transactions made on an arms-length basis.

	Three months ended December 31
	Canada			Brazil			United States		Consolidated
Statement of earnings information
	2004		2003	2004		2003	2004	2003	2004	2003
Revenues from external customers	634.4		620.4	220.9		240.8	14.9	15.8	870.2	877.0
Inter-segment revenues	7.7		9.1	0.4		1.0	—	—	8.1	10.1
EBIT	102.0	(i)	116.0	(38.1	)(ii)	0.3	(1.2)	(1.0)	62.7	115.3
Amortization of capital assets
Amortization of property, plant and equipment	10.9		10.2	5.2		4.1	0.1	—	16.2	14.3
Amortization of intangible assets	—		—	0.1		0.1	—	—	0.1	0.1
	Nine months ended December 31
	Canada				Brazil				United States		Consolidated
Statement of earnings information
	2004		2003		2004		2003		2004	2003	2004	2003
Revenues from external customers	2,112.3		2,116.1		532.7		568.0		57.1	59.1	2,702.1	2,743.2
Inter-segment revenues	28.1		30.9		5.0		6.4		—	—	33.1	37.3
EBIT	391.4	(iii)	436.1	(iv)	(302.5	)(v)	(41.1	)(vi)	(3.5)	(2.8)	85.4	392.2
Amortization of capital assets
Amortization of property, plant and equipment	34.7		33.9		16.4		14.0		0.1	0.1	51.2	48.0
Amortization of intangible assets	—		—		0.4		0.4		—	—	0.4	0.4
	As at December 31, 2004
Balance sheet information	Canada	Brazil	United States	Consolidated
Assets	2,537.4	1,019.1	157.3	3,713.8
Goodwill	198.0	458.6	—	656.6
Additions to capital assets (nine months)	24.6	8.7	0.4	33.7

(i)
Includes the $8.0 merger related costs.

(ii)
Includes the charge for rationalization costs of $36.1.

(iii)
Includes $24.0 merger related costs and $2.2 charge for rationalization costs.

(iv)
Includes the $7.0 gain on sale of a property.

(v)
Includes an impairment charge of $210.0 and the charge for rationalization costs of $37.3.

(vi)
Includes a provision for rationalization of $43.3.

Note 9. Discontinued Operations

        Cash provided from discontinued operations of $0.6 ($7.2 use of cash in fiscal 2004) in the three-month period and cash used of $1.8 ($6.4 in fiscal 2004) in the nine-month period were used for operating activities.

Note 10. Subsequent Events

        In a special shareholder meeting held on January 28, 2005, Molson Class A non-voting and Class B common shareholders approved the merger with Coors. The merger was approved by the Coors stockholders at a special stockholders meeting on February 1, 2005. The effective date of the merger was February 9, 2005.

        Molson Class A non-voting and Class B common registered shareholders, excluding Pentland (a company controlled by Eric Molson, a related party), received a special dividend of $5.44 per share, or a total of approximately $652, in connection with the merger to Molson shareholders of record at the close of business on February 8, 2005. The special dividend total included payment on 1.4 million Molson Class A non-voting, shares issued between January 28, 2005 and February 8, 2005, upon the exercise of options by certain Molson directors and senior management.

        In January 2005, the Corporation entered into a bridge facility in the amount of $250.0 for the purpose of paying the special dividend The bridge facility was refinanced with a credit facility of Molson Coors Brewing Company.

        On February 8, 2005, the Corporation announced its intention to redeem the floating rate medium term notes, which were ultimately redeemed on March 2, 2005 for $200.5. The Corporation also announced its intention to redeem the Molson debentures, which were ultimately redeemed on March 18, 2005 for $680. The redemption of the floating rate notes and debentures were financed through a bridge financing facility provided by Molson Coors Brewing Company.

        On January 28, 2005, the Board of Directors of the Corporation authorized payments totaling $1.3 to certain officers and directors and employees of the Corporation for services provided in connection with completing the merger.

Note 11. Comparative Figures

        Certain comparative figures have been restated to conform to the current period's basis of presentation.

Note 12. U.S. GAAP Reconciliation

        The Corporation's consolidated financial statements have been prepared in accordance with Canadian GAAP. The tables that follow are a reconciliation of the significant differences relating to the statement of earnings and total shareholders' equity reported between Canadian GAAP and U.S. GAAP.

	Three months ended December 31		Nine months ended December 31
Reconciliation of net earnings (loss)
	2004	2003	2004	2003
	(In millions of Canadian dollars, except per share amounts)
Canadian GAAP—Net earnings (loss)	$17.7	$43.6	$(31.9)	$194.8
Adjustments
Employee future benefits(i)	0.2	—	0.6	0.1
Capitalized interest on property, plant and equipment(ii)	0.8	0.6	2.2	1.8
Derivative instruments(iii)	(5.9)	1.7	(9.8)	9.7
Stock option expense(iv)	1.6	1.2	5.0	4.0
Stock appreciation rights(iv)	(0.4)	(1.1)	(1.2)	(3.3)
Deferred costs(v)	0.6	—	1.8	—
Tax effect of the above adjustments	0.8	(0.3)	1.7	(1.5)
Minority interest effect of the above adjustments(viii)	0.5	(0.3)	0.1	(1.4)

U.S. GAAP—Net earnings (loss)	15.9	45.4	(31.5)	204.2
Other comprehensive earnings (loss) items
Change in unrealized translation adjustment	10.5	(25.5)	(4.8)	17.9
Additional minimum liability for pensions(i)	—	(2.2)	31.4	(6.6)
Tax effect of additional minimum liability for pensions	—	0.7	(10.4)	2.1

Comprehensive earnings (loss)	$26.4	$18.4	$(15.3)	$217.6

Canadian GAAP net earnings (loss) per share—basic	$0.14	$0.34	$(0.25)	$1.53
Canadian GAAP net earnings (loss) per share—diluted	$0.14	$0.34	$(0.25)	$1.52
U.S. GAAP net earnings (loss) per share—basic	$0.12	$0.36	$(0.25)	$1.61
U.S. GAAP net earnings (loss) per share—diluted	$0.12	$0.35	$(0.25)	$1.59
Dividends per share	$0.15	$0.14	$0.45	$0.42
Average number of shares outstanding (millions)—basic	127.8	127.2	127.7	127.0
Average number of shares outstanding (millions)—diluted	129.5	128.5	129.3	128.3

	As at December 31,
Statements of accumulated other comprehensive loss
	2004	2003
Unrealized translation adjustment	$(345.1)	$(345.3)
Additional minimum liability for pensions(i)	(164.8)	(193.9)
Tax effect of additional minimum liability for pensions	55.2	64.7

Accumulated other comprehensive loss	$(454.7)	$(474.5)

	As at December 31,
Reconciliation of total shareholders' equity
	2004	2003
Canadian GAAP—shareholders' equity	$1,137.4	$1,185.2
Adjustments
Employee future benefits(i)	(12.8)	(13.5)
Capitalized interest on property, plant and equipment(ii)	9.1	6.2
Derivative instruments(iii)	(5.1)	(2.9)
Deferred costs(v)	(3.2)	—
Additional minimum liability for pensions(i)	(164.8)	(193.9)
Tax effect of the above adjustments	56.4	66.8
Minority interest effect of the above adjustments(viii)	1.9	0.8

U.S. GAAP—shareholders' equity	$1,018.9	$1,048.7

(i)    Employee future benefits

        The Corporation adopted the CICA Handbook Section 3461, "Employee Future Benefits" effective April 1, 2000 on a retroactive basis without restatement of prior year's financial statements. For the purposes of U.S. GAAP, the Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" and Statement of Financial Accounting Standards No. 106, "Employers Accounting for Post Retirement Benefits Other Than Pensions" require essentially the same accounting treatment as Section 3461, except for the implementation dates of the standards, with the U.S. standards effective 1987. Based on these different transition dates, differences arise related to the amortization of prior service costs and net actuarial gains and losses.

        In addition, under U.S. GAAP, if the accumulated benefit obligation exceeds the market value of the plan assets, a minimum pension liability for the excess is recognized to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to unrecognized prior service cost is recognized as an intangible asset while the remainder is charged to other comprehensive income. Canadian GAAP has no such requirement and does not have the concept of comprehensive income.

(ii)    Capitalized interest on property, plant and equipment

        Under U.S. GAAP, interest expense allocable to long-term capital projects during construction is considered part of the project cost and as a result is capitalized using a weighted average interest rate. There is no such requirement under Canadian GAAP. For the nine months ended December 31, 2004 the adjustment for capitalized interest is expressed net of depreciation expense of $2.2 (2003—$1.8)

(iii)    Accounting for derivative instruments and hedging activities (SFAS No. 133 and SFAS No.149)

        U.S. GAAP requires a company to recognize all derivative instruments, whether designated in hedging relationships or not, on the balance sheet at fair value whereas Canadian GAAP does not require derivatives qualifying as hedges to be presented in the balance sheet at fair values. For the purposes of U.S. GAAP, the Corporation has not applied hedge accounting for any of its derivative financial instruments. The change in fair value of derivative contracts not qualifying for hedge accounting under U.S. GAAP is reported in net earnings.

        The fair value of the Corporation's derivative instruments at December 31, 2004 were $(5.1) (2003—$(2.9))

(iv)    Stock option and stock appreciation rights

        Under Canadian GAAP, the Corporation accounts for stock options using the fair value method whereby it records as compensation expense the fair value of all stock options granted. Under U.S. GAAP, the Corporation follows APB No. 25 which does not require recognition of compensation expense when the option price at the date of grant is equal to the market price of the Corporation's shares.

        U.S. GAAP requires that the change in fair value of stock appreciation rights attached to stock options outstanding be expensed over the vesting period. There were no stock appreciation rights attached to options granted subsequent to April 1, 2002. On June 30, 2002, the Corporation cancelled the stock appreciation rights attached to the stock options resulting in a new measurement date under U.S. GAAP, with the remaining value of the stock appreciation rights at that date to be expensed over the remaining vesting period of the underlying options.

(v)    Deferred costs

        Under Canadian GAAP, certain expenses can be deferred and amortized if they meet certain criteria. Under U.S. GAAP, these costs are expensed as incurred.

(vi)    Variable interest entities

        The Financial Accounting Standards Board finalized FASB interpretation No.46R, Consolidation of Variable Interest Entities—An Interpretation of ARB51 (FIN 46R) in December 2003 effective for the Corporation for periods beginning April 1, 2004. FIN 46R expands the scope of ARB51 and can require consolidation of legal structures, called "variable interest entities (VIE's)." Once an entity is determined to be a VIE, the party with the controlling financial interest, the primary beneficiary, is required to consolidate it. The Corporation has investments in VIE's where management has determined that Molson is the primary beneficiary for purposes of FIN 46R.

        Accordingly, Molson was required to consolidate three entities, Brewers Retail Inc., Coors Canada Partnership and Molson USA, effective April 1, 2004. Results of operations and financial position from prior year periods are not being restated as a result of the adoption of FIN46R. Both Coors Canada and Molson USA are proportionately consolidated under Canadian GAAP. As a result of applying consolidation accounting, the following balance sheet items would increase as follows: Cash $56, accounts receivable $19, property, plant and equipment $223, accounts payable $40, long-term debt $200 and deferred liabilities $39.

(vii)    Joint ventures

        Under Canadian GAAP, joint ventures are accounted for using the proportionate consolidation method, while under U.S. GAAP, joint ventures are accounted for under the equity method. Pursuant to an accommodation of the U.S. Securities and Exchange Commission, accounting for joint ventures need not be reconciled from Canadian to U.S. GAAP.

(viii)    Minority interest

        The minority interest adjustment represents the applicable impact of the U.S. GAAP adjustments on minority interest.

(ix)    Consolidated statements of cash flows

        U.S. GAAP requires inclusion of the financing activities associated with the securitization of accounts receivable as an operating activity.

        U.S. GAAP requires cash flows from discontinued operations to be reported in their respective activities as disclosed in note 9.

(x)    Deferred Gain

        U.S. GAAP requires the deferred gain amounting to $28.0 (2003—$34.1) that is classified with deferred liabilities, to be presented as a reduction to the related property, plant and equipment.

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  EXHIBIT 99.2